Exhibit 31.3

CERTIFICATION PURSUANT TO

SECURITIES EXCHANGE ACT RULES 13a-14(a) and 15d-14(a)

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Lawrence J. Blanford, Chief Executive Officer, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Green Mountain Coffee Roasters, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 20, 2012

/s/ LAWRENCE J. BLANFORD
Lawrence J. Blanford
President and Chief Executive Officer